Exhibit 11 - Statements Re: Computation of Per Share Earnings

                         FLORIDA COMMUNITY BANKS, INC.

                    COMPUTATION OF EARNINGS PER COMMON SHARE

The following tabulation presents the calculation of basic and diluted earnings per common share for the three-month and six-month periods ended June 30, 2005 and 2004. Average shares outstanding have been retroactively adjusted on an equivalent share basis for the effects of the stock dividends and splits as discussed in the notes to the financial statements.

                                                   Three Months                   Six Months
                                                  Ended June 30,                Ended June 30,
                                           ---------------------------   ---------------------------
                                               2005           2004           2005           2004
                                           ------------   ------------   ------------   ------------
Basic Earnings Per Share:
   Net income ..........................   $  4,738,497   $  3,266,186   $  8,781,335   $  6,051,566
                                           ============   ============   ============   ============

   Earnings on common shares ...........   $  4,738,497   $  3,266,186   $  8,781,335   $  6,051,566
                                           ============   ============   ============   ============

   Weighted average common shares
     outstanding - basic ...............      4.561,867      4,519,661      4,544,482      4,513,482
                                           ============   ============   ============   ============

   Basic earnings per common share .....   $       1.04   $       0.73   $       1.93   $       1.34
                                           ============   ============   ============   ============

Diluted Earnings Per Share:
   Net income ..........................   $  4,738,497   $  3,266,186   $  8,781,335   $  6,051,566
                                           ============   ============   ============   ============

   Weighted average common shares
     outstanding - diluted .............      4,623,411      4,566,092      4,617,175      4,558,771
                                           ============   ============   ============   ============

   Diluted earnings per common share ...   $       1.02   $       0.72   $       1.90   $       1.33
                                           ============   ============   ============   ============


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